Exhibit 99.1

Summary of the Amended and Restated 1991 Plan

The following description of the Amended and Restated 1991 Plan is a summary. This summary does not purport to be complete and is qualified in its entirety by reference to the copy of the Amended and Restated 1991 Plan attached to this proxy statement as Appendix A.

General. Under the Amended and Restated 1991 Plan, shares may be subject to grants of incentive stock options, nonqualified stock options and stock appreciation rights (“SARs”), and awards of restricted stock or restricted stock units, made to employees (including officers) of the Company and its affiliates until the shares available under the Amended and Restated 1991 Plan have been exhausted or the Amended and Restated 1991 Plan has been terminated. The Amended and Restated 1991 Plan also provides for the making of cash awards to employees (including officers) of the Company and its affiliates. Restricted stock, restricted stock unit and cash awards may be designated as performance awards.

Available Shares and Limits. Before giving effect to the amendment and restatement of the 1991 Plan described in this Proposal (8), the maximum number of shares that may be issued pursuant to grants or awards made under the 1991 Plan is 45,100,000 shares in the aggregate. The maximum number of shares that may be issued pursuant to incentive stock options is 5,200,000 shares in the aggregate (including the 2,227,647 shares available for future grants or awards under the 1991 Plan as of February 28, 2012). After giving effect to the amendment and restatement of the 1991 Plan described in this Proposal (8), the maximum number of shares that may be issued pursuant to grants or awards made under the Amended and Restated 1991 Plan is 50,100,000 shares in the aggregate. The maximum number of shares that may be issued pursuant to incentive stock options is 5,200,000 shares in the aggregate.

The maximum number of shares for which options and SARs may be granted, or which may be issued as restricted stock or made subject to awards of restricted stock units, to any one person during any continuous five-year period is 3,000,000 shares in the aggregate. The maximum number of shares that may be subject to all options and SARs granted to any one person during any one calendar year is 3,000,000 shares in the aggregate. The maximum number of shares that may be awarded as restricted stock or made subject to all restricted stock unit awards awarded to any one person during any one calendar year is 3,000,000 shares in the aggregate.

Shares covered by an option that expires or terminates prior to exercise, and shares awarded as restricted stock or made subject to an award of restricted stock units that are forfeited, remain available for grants or awards under the Amended and Restated 1991 Plan. In the event of a share dividend, share split, share combination, recapitalization, merger in which the Company is the surviving corporation, reorganization or the like, appropriate adjustments will be made to the maximum number of shares available under the Amended and Restated 1991 Plan, to the maximum number of shares that may be granted or awarded under the limits set forth above, to the number of shares and option prices under then outstanding options, and to the number of shares under then outstanding awards of restricted stock units.

Administration. The Amended and Restated 1991 Plan is administered by the compensation committee of our Board, which must consist of two or more directors, all of whom must be Non-Employee Directors as defined in Rule 16b-3 under the Exchange Act and Outside Directors within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The compensation committee makes grants of options and SARs, and awards of restricted stock, restricted stock units and cash awards, determines the terms and provisions of the respective agreements covering such grants or awards and all other decisions concerning the Amended and Restated 1991 Plan. The compensation committee may delegate its authority to make grants under the Amended and Restated 1991 Plan to a member of the compensation committee or to an executive officer of the Company who, subject to the terms and conditions specified by the compensation committee, has authority to issue awards under the Amended and Restated 1991 Plan to officers or key employees of the Company who are not subject to Section 16 of the Exchange Act.

Eligibility. Persons eligible to be considered for grants or awards under the Amended and Restated 1991 Plan are employees (including officers) of the Company and its affiliates. Currently, there are approximately 900 employees viewed as eligible to receive grants or awards under the 1991 Plan.

Stock Options and SARs. During the term of the Amended and Restated 1991 Plan, the compensation committee may grant incentive stock options, nonqualified stock options or any combination thereof to any eligible employee. Options will be exercisable at such time or times, not more than 10 years from the date of grant, as may be provided by their terms. The compensation committee may, however, accelerate the time at which an option is exercisable without regard to its terms; however, for options granted on or after February 6, 2010, such acceleration may only be made by reason of death, disability, retirement or in connection with a change in control. The compensation committee may grant SARs in conjunction with all or any portion of an option. SARs generally will be subject to the same terms and conditions and exercisable to the same extent as options. SARs entitle an optionee to receive without payment to the Company (except for applicable withholding taxes) the excess of the aggregate fair market value per share with respect to which the SAR is then being exercised (determined as of the date of such exercise) over the aggregate purchase price of such shares as provided in the related option. Payment of an SAR may be made in shares or in cash, or a combination thereof, as determined by the compensation committee.

Option Price. Payment of the option price may be made in cash, in already owned shares or by surrender of shares with respect to which an option is being exercised, or in any combination thereof, as determined by the compensation committee. The option price for each share covered by an option will not be less than the Fair Market Value (as defined in the Amended and Restated 1991 Plan) of such share at the time such option is granted. No incentive stock option will be granted to any person who, for purposes of Section 422(b) of the Code, is treated as a more than 10 percent shareholder of his or her employer corporation or its parent or subsidiary corporation unless the option price is at least 110 percent of the Fair Market Value of the shares subject to the incentive stock option at the date of grant and such incentive stock option is not exercisable for more than five years from the date of its grant.

Restricted Stock. The Amended and Restated 1991 Plan provides that shares may be awarded by the compensation committee as restricted stock. Restricted stock shares may not be sold, assigned, transferred, discounted, exchanged, pledged or otherwise encumbered or disposed of until the restrictions set by the compensation committee, which may include, among other things, the achievement of specific goals, have been satisfied (the “Restricted Period”). During the Restricted Period the awardee of shares of restricted stock will be the record owner of such shares and have all the rights of a shareholder with respect to such shares, including the right to vote and the right to receive dividends or other distributions made or paid with respect to such shares. The Amended and Restated 1991 Plan provides that the compensation committee has the authority to cancel all or any portion of any outstanding restrictions with respect to any or all of the restricted stock shares awarded on or after February 6, 2010 prior to the expiration of the Restricted Period only in the event of death, disability, retirement or in connection with a change in control. If during the Restricted Period an individual’s continuous employment terminates for any reason, then subject to the compensation committee’s authority to remove restrictions, any shares of restricted stock remaining subject to restrictions will be forfeited by the individual and transferred at no cost to the Company.

Restricted Stock Units. The Amended and Restated 1991 Plan provides that restricted stock units may be awarded by the compensation committee. Restricted stock units are contractual rights to receive shares in the future upon the satisfaction of the terms, conditions and restrictions specified by the compensation committee at the time the restricted stock units are awarded. The compensation committee will determine the restriction period and may impose other terms, conditions and restrictions on restricted stock units. The compensation committee has the authority to cancel all or any portion of any outstanding restrictions with respect to restricted stock units awarded on or after February 6, 2010 only in the event of death, disability, retirement or in connection with a change in control. The awardee will be entitled to receive one share for each restricted stock unit with respect to which the terms, conditions and restrictions applicable thereto have been satisfied. An award of restricted stock units may include the grant of a tandem cash dividend equivalent right or other cash distribution right. A cash dividend equivalent right or other cash distribution right is a contingent right to receive an amount in cash equal to any cash dividend or other cash distribution made by the Company during the period the restricted stock unit is outstanding.

Cash Awards. The Amended and Restated 1991 Plan provides that cash awards may be granted by the compensation committee. A cash award will provide for the payment of a cash bonus upon the achievement of performance goals specified by the compensation committee. The compensation committee will determine the terms, conditions, restrictions and limitations that will apply to cash awards. The compensation committee may accelerate cash awards awarded on or after February 6, 2010 only in the event of death, disability, retirement or in connection with a change in control. The maximum amount that may be paid under all cash awards awarded to any one awardee during any one calendar year is $15,000,000 in the aggregate.

Performance Awards. Restricted stock awards, restricted stock units awards and cash awards may be designated by the compensation committee as performance awards that are intended to provide for the payment of qualified performance-based compensation within the meaning of U.S. Treasury Regulation Section 1.162-27(e). The compensation payable under a performance award will be provided or paid upon the attainment of one or more preestablished, objective performance goals during a specified performance period not shorter than one year. For each performance award, the compensation committee will establish (i) the maximum amount that may be earned in the form of cash or shares, (ii) the performance goals and level of achievement, (iii) the performance period, and (iv) other terms and conditions that are not inconsistent with the Amended and Restated 1991 Plan. Prior to payment of compensation under a performance award, the compensation committee will certify the extent to which the performance goals and other criteria are achieved.

Performance awards may contain performance measures based on one or more of the following criteria:

(a)	an amount or level of earnings or cash flow;

(b)	earnings or cash flow per share (whether on a pre-tax, after-tax, operational or other basis);

(c)	return on equity or assets;

(d)	return on capital or invested capital and other related financial measures;

(e)	cash flow or EBITDA;

(f)	revenues;

(g)	income, net income or operating income;

(h)	expenses or costs or expense levels or cost levels (absolute or per unit);

(i)	proceeds of sale or other disposition;

(j)	share price;

(k)	total shareholder return;

(l)	operating profit;

(m)	profit margin;

(n)	capital expenditures;

(o)	net borrowing, debt leverage levels, credit quality or debt ratings;

(p)	the accomplishment of mergers, acquisitions, dispositions, or similar business transactions;

(q)	net asset value per share;

(r)	economic value added;

(s)	individual business objectives;

(t)	operational downtime, efficiency or rig utilization; and/or

(u)	safety results.

Amendment and Termination. Our Board may at any time amend, suspend or terminate the Amended and Restated 1991 Plan, except that our Board may not, without shareholder approval, amend the Amended and Restated 1991 Plan so as to (i) increase the maximum number of shares subject thereto, (ii) reduce the option price per share for shares covered by an option below the price specified in the Amended and Restated 1991 Plan, or (iii) permit the repricing of options and related SARs outstanding under the Amended and Restated 1991 Plan. Additionally, our Board may not modify, impair or cancel any outstanding option or related SAR, or the restrictions, terms or conditions applicable to outstanding restricted stock awards, restricted stock units awards or cash awards, without the consent of the holder thereof.

Plan Benefits

The allocation of the shares available for issuance under the Amended and Restated 1991 Plan is not currently determinable as such allocation depends upon future decisions to be made by the compensation committee of our Board, subject to applicable provisions of the Amended and Restated 1991 Plan. In addition to the equity awards made to our named executive officers in 2011 described above under “Grants of Plan-Based Awards,” awards of 379,537 shares were made to our current executive officers as a group in 2011 and awards of 442,912 shares were made to all other employees as a group in 2011. Because future awards are in the discretion of our Board and compensation committee, the number of shares subject to future awards could increase or decrease and the type and terms of future awards could change as well, all without the need for future shareholder approval.

Material U.S. Federal Income Tax Consequences

The following summary is based on an analysis of the Code, existing laws, judicial decisions, administrative rulings, regulations and proposed regulations, all of which are subject to change. Moreover, the following is only summary of the U.S. federal income tax consequences and such consequences may be either more or less than those described below depending upon an employee’s particular circumstances. This summary is not intended or written to be used, and cannot be used, by any person for the purpose of avoiding penalties that may be imposed under the Code. The Amended and Restated 1991 Plan is not intended to qualify under Section 401(a) of the Code.

Incentive Stock Options. Generally, no income will be recognized by an optionee for U.S. federal income tax purposes upon the grant or exercise of an incentive stock option. To the extent, however, that an incentive stock option is exercised more than three months (twelve months in the event of disability) after the date of termination of employment for any reason other than death, the option will be taxed in the same manner as described below for nonqualified stock options. The basis of shares transferred to an optionee upon exercise of an incentive stock option is the price paid for the shares. If the optionee holds the shares for at least one year after the transfer of the shares to the optionee and two years after the grant of the option, the optionee will recognize capital gain or loss upon sale of the shares received upon exercise equal to the difference between the amount realized on the sale and the basis of the shares. Generally, if the shares are not held for that period, the optionee will recognize ordinary income upon disposition in an amount equal to the excess of the fair market value of the shares on the date of exercise over the amount paid for the shares, or if less (and if the disposition is a transaction in which loss, if any, will be recognized), the gain on disposition. Any additional gain or loss realized upon disposition will be a capital gain or loss. The excess of the fair market value of shares received upon the exercise of an incentive stock option over the option price for the shares is an item of adjustment for the optionee for purposes of the alternative minimum tax. Therefore, although no income is recognized upon exercise of an incentive stock option, an optionee may be subject to alternative minimum tax as a result of the exercise.

The optionee’s employer is not entitled to a deduction upon the exercise of an incentive stock option. If, however, the optionee disposes of the shares received pursuant to exercise prior to the expiration of one year following transfer of the shares to the optionee or two years after grant of the option, the employer may, subject to the deduction limitations described below, deduct an amount equal to the ordinary income recognized by the optionee upon disposition of the shares at the time such income is recognized by the optionee.

If an optionee uses already owned shares to pay the exercise price for shares under an incentive stock option, the resulting tax consequences will depend upon whether the already owned shares are “statutory option stock,” and, if so, whether the statutory option stock has been held by the optionee for the applicable holding period referred to in Section 424(c)(3)(A) of the Code. In general, “statutory option stock” (as defined in Section 424(c)(3)(B) of the Code) is any stock acquired through the exercise of an incentive stock option or an option granted pursuant to an employee stock purchase plan. If the shares are statutory option stock with respect to which the applicable holding period has been satisfied, or if the shares are not statutory option stock, no income will be recognized by the optionee upon the transfer of the shares in payment of the exercise price of an incentive stock option. If the shares used to pay the exercise price of an incentive stock option are statutory option stock with respect to which the applicable holding period has not been satisfied, the transfer of such shares will be a disqualifying disposition described in Section 421(b) of the Code which will result in the recognition of ordinary income by the optionee in an amount equal to the excess of the fair market value of the statutory option stock at the time the incentive stock option covering such stock was exercised over the amount paid for such stock.

Nonqualified Stock Options. No income will be recognized by an optionee for U.S. federal income tax purposes upon the grant of a nonqualified stock option. Upon exercise of a nonqualified stock option, the optionee will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of exercise over the amount paid for the shares. Income recognized upon the exercise of a nonqualified stock option will be considered compensation subject to withholding at the time the income is recognized, and, therefore, the optionee’s employer must make the necessary arrangements with the optionee to ensure that the amount of the tax required to be withheld is available for payment. Nonqualified stock options are designed to provide the optionee’s employer with a deduction equal to the amount of ordinary income recognized by the optionee at the time of the recognition by the optionee, subject to the deduction limitations described below.

The basis of shares transferred to an optionee pursuant to the exercise of a nonqualified stock option is the price paid for the shares plus an amount equal to any income recognized by the optionee as a result of the exercise of the option. If an optionee thereafter sells shares acquired upon exercise of a nonqualified stock option, any amount realized over the basis of the shares will constitute capital gain to the optionee for U.S. federal income tax purposes.

If an optionee uses already owned shares to pay the exercise price for shares under a nonqualified stock option, the number of shares received pursuant to the nonqualified stock option which is equal to the number of shares delivered in payment of the exercise price will be considered received in a nontaxable exchange, and the fair market value of the remaining shares received by the optionee upon the exercise will be taxable to the optionee as ordinary income. If the already owned shares are not “statutory option stock” or are statutory option stock with respect to which the applicable holding period referred to in Section 424(c)(3)(A) of the Code has been satisfied, the shares received pursuant to the exercise of the nonqualified stock option will not be statutory option stock. However, if the already owned shares are statutory option stock with respect to which the applicable holding period has not been satisfied, it is not presently clear whether the exercise will be considered a disqualifying disposition of the statutory option stock, whether the shares received upon exercise will be statutory option stock, or how the optionee’s basis will be allocated among the shares received.

SARs. There will be no U.S. federal income tax consequences to either the recipient or the recipient’s employer upon the grant of SARs. Generally, the recipient will recognize ordinary income subject to withholding upon the receipt of payment pursuant to SARs in an amount equal to the aggregate amount of the cash and the fair market value of any shares received upon the exercise. Subject to the deduction limitations described below, the employer generally will be entitled to a corresponding tax deduction equal to the amount includible in the recipient’s income.

Restricted Stock. If the restrictions on an award of shares of restricted stock are of a nature that the shares are both subject to a substantial risk of forfeiture and are not freely transferable (within the meaning of Section 83 of the Code), the awardee will not recognize income for U.S. federal income tax purposes at the time of the award unless the awardee affirmatively elects to include the fair market value of the shares of restricted stock on the date of the award, less any amount paid for the shares, in gross income for the year of the award pursuant to Section 83(b) of the Code. In the absence of this election, the awardee will be required to include in income for U.S. federal income tax purposes on the date the shares either become freely transferable or are no longer subject to a substantial risk of forfeiture (within the meaning of Section 83 of the Code), the fair market value of the shares of restricted stock on such date, less any amount paid for the shares. The awardee’s employer will be entitled to a deduction at the time of income recognition to the awardee in an amount equal to the amount the awardee is required to include in income with respect to the shares, subject to the deduction limitations described below. If a Section 83(b) election is made within 30 days after the date the shares of restricted stock are awarded, the awardee will recognize ordinary income at the time of the award of the shares of restricted stock, and the awardee’s employer will be entitled to a corresponding deduction, equal to the fair market value of the shares at the time, less the amount paid, if any, by the awardee for such shares. If a Section 83(b) election is made, no additional income will be recognized by the awardee upon the lapse of restrictions on the shares of restricted stock, but, if such shares are subsequently forfeited, the awardee may not deduct the income that was recognized pursuant to the Section 83(b) election at the time of the award of such shares.

Dividends paid to an awardee on shares of restricted stock before the expiration of the restriction period will be additional compensation taxable as ordinary income to the awardee subject to withholding, unless the awardee made an election under Section 83(b). Subject to the deduction limitations described below, the awardee’s employer generally will be entitled to a corresponding tax deduction equal to the dividends includible in the awardee’s income as compensation. If the awardee has made a Section 83(b) election, the dividends will be dividend income, rather than additional compensation, to the awardee.

If the restrictions on a restricted stock award are not of a nature that the shares are both subject to a substantial risk of forfeiture and not freely transferable, within the meaning of Section 83 of the Code, the awardee will recognize ordinary income for U.S. federal income tax purposes at the time of the transfer of the shares in an amount equal to the fair market value of the shares of restricted stock on the date of the transfer, less any amount paid therefor. The awardee’s employer will be entitled to a deduction at that time in an amount equal to the amount the awardee is required to include in income with respect to the shares, subject to the deduction limitations described below.

Restricted Stock Units. There will be no U.S. federal income tax consequences to either the awardee or the awardee’s employer upon the award of restricted stock units. Generally, the awardee will recognize ordinary income subject to withholding upon the transfer of shares in satisfaction of the restricted stock units award in an amount equal to the fair market value of the shares so transferred. Subject to the deduction limitations described below, the awardee’s employer generally will be entitled to a corresponding tax deduction equal to the amount includible in the awardee’s income.

Generally, an awardee will recognize ordinary income subject to withholding upon the payment of any dividend equivalents or other cash distributions paid in relation to an award of restricted stock units in an amount equal to the cash the awardee receives. Subject to the deduction limitations described below, the employer generally will be entitled to a corresponding tax deduction equal to the amount includible in the awardee’s income.

Cash Awards. Generally, the amount paid to an awardee in cash pursuant to a cash award will be ordinary income to the awardee at the time of payment. Subject to the deduction limitations described below, the awardee’s employer generally will be entitled to a corresponding tax deduction equal to the amount of cash includible in the awardee’s income.

Limitations on the Employer’s Compensation Deduction. Section 162(m) of the Code limits the deduction certain employers may take for otherwise deductible compensation payable to certain executive officers of the employer to the extent the compensation paid to such an officer for the year exceeds $1 million. However, generally qualified performance-based compensation is not subject to this $1 million deduction limitation. The approval of the 1991 Plan by our shareholders satisfied certain of the requirements for the payment of qualified performance-based compensation, and the compensation committee generally intends to comply with the requirements of the Code and Treasury Regulation Section 1.162-27 with respect to the grant and award of options, SARs, restricted stock awards, restricted stock unit awards and cash awards under the Amended and Restated 1991 Plan so that the compensation payable pursuant to such grants and awards will satisfy the requirements to be qualified performance-based compensation. However, it may not be possible in all cases to satisfy such requirements, and the compensation committee may, in its discretion, determine that in one or more cases it is in the Company’s best interests not to satisfy such requirements.

In addition, Section 280G of the Code limits the deduction which an employer may take for otherwise deductible compensation payable to certain individuals if the compensation constitutes an “excess parachute payment.” Excess parachute payments arise from payments made to disqualified individuals which are in the nature of compensation and are contingent on changes in ownership or control of the employer or certain affiliates. Accelerated vesting or payment of awards under the Amended and Restated 1991 Plan upon a change in ownership or control of the Company, an employer or its affiliates could result in excess parachute payments. In addition to the deduction limitation applicable, a disqualified individual receiving an excess parachute payment will be subject to a 20 percent excise tax.

Application of Code Section 409A. Section 409A of the Code imposes an additional “20 percent plus interest” tax on an individual receiving nonqualified deferred compensation under a plan that fails to satisfy certain requirements. For purposes of Section 409A of the Code, “nonqualified deferred compensation” includes equity-based incentive programs, including certain stock options, stock appreciation rights and restricted stock unit programs. Generally, Section 409A of the Code does not apply to incentive stock options, or to nonqualified stock options and SARs granted at fair market value if no deferral is provided beyond exercise, or to shares of restricted stock.

The benefits payable under the Amended and Restated 1991 Plan are intended to be exempt from or compliant with the requirements of Section 409A of the Code. However, if the Amended and Restated 1991 Plan or a grant or award made thereunder fails to comply in form or operation with any applicable requirement of Section 409A of the Code, an optionee or awardee may become subject to the tax imposed by Section 409A of the Code.